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                                                                    Exhibit 99.j

            Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and "Disclosure of Portfolio Holdings", "Independent Registered Public Accounting Firm", and "Financial Statements" in the Statement of Additional Information and to the incorporation by reference of our report dated February 10, 2006 in the Registration Statement (Form N-1A) of The Hartford Series Fund, Inc. filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 42 under the Securities Act of 1933 (Registration No. 333-45431) and Amendment No. 40 under the Investment Company Act of 1940 (Registration No. 811-08629).


                                                     /s/Ernst & Young LLP


Minneapolis, Minnesota
April 24, 2006